Exhibit 99.1

THE TILE SHOP REPORTS FIRST QUARTER 2025 Results

MINNEAPOLIS – May 8, 2025 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles today announced results for its first quarter ended March 31, 2025.

First Quarter 2025 Summary

Net Sales Decreased 4.1%

Comparable Store Sales Decreased 4.0%

Gross Margin of 66.0%

Net Income of $0.2 Million and Adjusted EBITDA of $4.6 Million

No Debt Outstanding and $27.1 million of Cash at Quarter-End

Management Commentary – Cabell Lolmaugh, CEO

“While housing turnover remains near historic lows, our focus remains on influencing what we can control. We continue to drive innovation in our customer-centric approach, especially for our pro customers and remain steadfast in our commitment to provide exceptional experience for each customer that comes through our doors. In addition, in light of recent changes to U.S. trade policy, including increased tariffs on certain imported goods, we are evaluating multiple options to manage the anticipated cost pressures including sourcing adjustments and pricing strategies. At this time, we believe our past efforts to further diversify our tile supplier base has positioned us to implement strategies that will help reduce the impact of additional tariffs.”

	Three Months Ended
(unaudited, dollars in thousands, except per	March 31,
share data)	2025	2024
Net sales	$88,009	$91,728
Net sales decline(1)	(4.1)%	(10.1)%
Comparable store sales decline (2)	(4.0)%	(10.2)%
Gross margin rate	66.0%	65.8%
Income from operations as a % of net sales	0.2%	2.5%
Net income	$172	$1,689
Net income per diluted share	$0.00	$0.04
Adjusted EBITDA	$4,566	$7,417
Adjusted EBITDA as a % of net sales	5.2%	8.1%
Number of stores open at the end of period	142	142

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the second day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales include total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

FIRST QUARTER 2024

Net Sales

Net sales for the first quarter of 2025 decreased $3.7 million, or 4.1%, compared with the first quarter of 2024. Sales decreased at comparable stores by 4.0% during the first quarter of 2025 compared to the first quarter of 2024, primarily due to a decrease in traffic.

Gross Profit

Gross profit decreased $2.2 million, or 3.7%, in the first quarter of 2025 compared to the first quarter of 2024. The gross margin rate improved 20 basis points to 66.0% in the first quarter of 2025 as compared to 65.8% during the first quarter of 2024. The improvement in gross margin rate was due to lower levels of inventory write-offs that were partially offset by an increase in customer delivery costs.

Selling, General and Administrative Expenses

Selling, general, and administrative expenses decreased $0.1 million, or 0.3%, from $58.0 million in the first quarter of 2024 to $57.9 million in the first quarter of 2025. The decrease was related to a $0.7 million decrease in depreciation, a $0.4 million decrease associated with the closure of one distribution center in the third quarter of 2024 and a $0.4 million decrease in benefits. These factors were partially offset by a $0.7 million increase in advertising costs, a $0.3 million increase in training and a $0.3 million increase in IT expenses.

Provision for Income Taxes

The provision for income taxes for the first quarter of 2025 and 2024 was less than $0.1 million and $0.4 million, respectively. The decrease in the provision for income taxes was primarily due to a decrease in pretax income. The Company’s effective tax rate was 14.4% and 20.2% in the first quarter of 2025 and 2024, respectively. The decrease in the effective tax rate was largely due to a decrease in pretax income and the impact of certain discrete items, including the impact of employee equity award vesting.

Capital Structure and Liquidity

As of March 31, 2025, the Company had no borrowings outstanding on its $75.0 million line of credit. Cash and cash equivalents increased from $21.0 million as of December 31, 2024 to $27.1 million as of March 31, 2025.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2025 was $4.6 million compared with $7.4 million for the first quarter of 2024. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
($ in thousands, unaudited)	March 31,
	2025	% of net sales	2024	% of net sales
GAAP net income	$172	0.2%	$1,689	1.8%
Interest income/(expense), net	(18)	(0.0)	166	0.2
Provision for income taxes	29	0.0	428	0.5
Depreciation and amortization	4,005	4.6	4,742	5.2
Stock-based compensation	378	0.4	392	0.4
Adjusted EBITDA	$4,566	5.2%	$7,417	8.1%

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 1.2% for the trailing twelve months as of the end of the first quarter in 2025 compared to 11.3% for the trailing twelve months as of the end of the first quarter in 2024. See the Pretax Return on Capital Employed calculation in the table below.

($ in thousands, unaudited)	March 31,
	2025(1)	2024(1)
Income from Operations (trailing twelve months)	$1,417	$14,316
Total Assets	321,849	322,685
Less: Accounts payable	(23,606)	(24,560)
Less: Income tax payable	(79)	(652)
Less: Other accrued liabilities	(29,345)	(31,865)
Less: Lease liability	(141,235)	(134,303)
Less: Other long-term liabilities	(4,551)	(4,720)
Capital Employed	$123,033	$126,585
Pretax Return on Capital Employed	1.2%	11.3%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on May 1, 2025, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, May 8, 2025. The call will be hosted by Cabell Lolmaugh, CEO, Mark Davis, CFO, and Ken Cooper, Investor Relations.

Participants may access the webcast by visiting the Investor Relations page at www.tileshop.com. The call can also be accessed here. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

Chief Financial Officer

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH) is a specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. As of March 31, 2025, the Company had 142 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and YouTube.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties, many of which are difficult to predict and are outside of our control, that may cause actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by law. Investors are referred to the most recent reports filed by the Company with the Securities and Exchange Commission.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$27,059	$20,957
Receivables, net	3,859	3,085
Inventories	88,145	86,267
Income tax receivable	850	850
Other current assets, net	7,786	8,663
Total Current Assets	127,699	119,822
Property, plant and equipment, net	59,569	59,733
Right of use asset	130,564	132,861
Deferred tax assets	4,865	4,890
Other assets	2,095	2,297
Total Assets	$324,792	$319,603

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,319	$23,808
Income tax payable	91	62
Current portion of lease liability	29,555	28,880
Other accrued liabilities	29,518	25,644
Total Current Liabilities	86,483	78,394
Long-term debt, net	-	-
Long-term lease liability, net	110,750	113,700
Other long-term liabilities	4,364	4,597
Total Liabilities	201,597	196,691

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,729,924 and 44,657,898 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	129,807	129,696
Accumulated deficit	(6,616)	(6,788)
Total Stockholders' Equity	123,195	122,912
Total Liabilities and Stockholders' Equity	$324,792	$319,603

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$88,009	$91,728
Cost of sales	29,939	31,409
Gross profit	58,070	60,319
Selling, general and administrative expenses	57,887	58,036
Income from operations	183	2,283
Interest income/(expense), net	18	(166)
Income before income taxes	201	2,117
Provision for income taxes	(29)	(428)
Net income	$172	$1,689

Income per common share:
Basic	$0.00	$0.04
Diluted	$0.00	$0.04

Weighted average shares outstanding:
Basic	43,822,770	43,570,745
Diluted	43,928,230	43,717,347

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Gross margin rate	66.0%	65.8%
SG&A expense rate	65.8%	63.3%
Income from operations margin rate	0.2%	2.5%
Adjusted EBITDA margin rate	5.2%	8.1%

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Cash Flows From Operating Activities
Net income	$172	$1,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,005	4,742
Amortization of debt issuance costs	18	18
Loss on disposals of property, plant and equipment	-	40
Non-cash lease expense	6,897	6,703
Stock based compensation	378	392
Deferred income taxes	26	285
Changes in operating assets and liabilities:
Receivables, net	(774)	(1,053)
Inventories	(1,878)	4,845
Other current assets, net	1,062	(1)
Accounts payable	3,296	800
Income tax receivable / payable	30	142
Accrued expenses and other liabilities	(3,238)	(13)
Net cash provided by operating activities	9,994	18,589
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,625)	(2,719)
Net cash used in investing activities	(3,625)	(2,719)
Cash Flows From Financing Activities
Payments of long-term debt	-	(10,000)
Advances on line of credit	-	10,000
Employee taxes paid for shares withheld	(267)	(455)
Net cash used in financing activities	(267)	(455)
Effect of exchange rate changes on cash	-	(8)
Net change in cash and cash equivalents	6,102	15,407
Cash and cash equivalents beginning of period	20,957	8,620
Cash and cash equivalents end of period	$27,059	$24,027

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$274	$548
Cash paid for interest	36	127